UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

NOBLE MIDSTREAM PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-37640	47-3011449
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	NBLX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On October 5, 2020, Chevron Corporation, a Delaware corporation (“Chevron”), completed its previously announced acquisition of Noble Energy, Inc. (“Noble”), the indirect general partner and majority unitholder of Noble Midstream Partners LP (the “Partnership”), through the merger of Chelsea Merger Sub Inc., a direct, wholly owned subsidiary of Chevron (“Merger Subsidiary”), with and into Noble (the “Merger”), with Noble surviving and continuing as a direct, wholly owned subsidiary of Chevron.

At the effective time of the Merger, in accordance with the Agreement and Plan of Merger, dated July 20, 2020 (the “Merger Agreement”), by and among Noble, Chevron and Merger Subsidiary, each outstanding share of common stock of Noble (except as otherwise specified in the Merger Agreement) was converted into the right to receive 0.1191 of a share of common stock of Chevron, plus cash in lieu of any fractional Chevron shares that otherwise would have been issued (the “Merger Consideration”).

As a result of the Merger, Chevron (1) indirectly, wholly owns and controls Noble Midstream GP LLC (the “General Partner”), the Issuer’s general partner, and (2) indirectly holds approximately 62.6% of the Issuer’s limited partner units.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Departure of Directors

On October 5, 2020, in connection with the consummation of the Merger, the directors of the General Partner listed below resigned from their position(s) set forth opposite their respective names, effective as of October 5, 2020.

Name	Position(s)
Kenneth M. Fisher	Chairman of the Board
Thomas H. Walker	Director
Rachel G. Clingman	Director
Brent J. Smolik	Chief Executive Officer and Director

Appointment of Directors

In connection with the vacancies created by the resignations described above, on October 5, 2020, the sole member of the General Partner of the Partnership appointed Alana K. Knowles, Stephen W. Green, Colin E. Parfitt and Andrei F.B. Behdjet as members of the board of directors of the General Partner (the “Board”). Additionally, Mr. Parfitt was appointed as Chairman of the Board.

Officers or employees of Chevron who also serve as directors of the General Partner do not receive additional compensation for their service as a director of the General Partner. Accordingly, none of Ms. Knowles or Messrs. Green, Parfitt or Behdjet will receive additional compensation for their respective service as a director of the General Partner.

None of Ms. Knowles or Messrs. Green, Parfitt or Behdjet has had any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through her or his employment with Chevron. In addition, there are no arrangements or understandings between such newly-appointed directors and any other person pursuant to which they were appointed.

Subsequent to the transactions described above, the General Partner currently has 8 directors: Alana K. Knowles, Stephen W. Green, Colin E. Parfitt, Andrei F.B. Behdjet, Robin H. Fielder, Hallie A. Vanderhider, Martin Salinas, Jr. and Andrew E. Viens. Hallie Vanderhider, Martin Salinas, Jr. and Andrew Viens are independent as defined under the independence standards established by the Nasdaq Global Select Market and the Securities Exchange Act of 1934. The composition of the Audit and Conflicts Committees of the Board are unchanged.

Departure and Appointment of Officers

Also on October 5, 2020, in connection with the consummation of the Merger, the Board appointed Robin H. Fielder, age 40, as President and Chief Executive Officer of the General Partner, to succeed Brent J. Smolik in such role. Ms. Fielder has no family relationships with any director, executive officer or person nominated or chosen to become a director or executive officer of the Partnership or the General Partner. There are no arrangements or understandings between Ms. Fielder and any other person pursuant to which she was appointed as President and Chief Executive Officer. Her appointment is effective as of October 5, 2020.

Ms. Fielder previously served as Chief Operating Officer of the General Partner from January 2020 to October 2020 and currently serves as a director of the General Partner. Prior to that, Ms. Fielder served as President, Chief Executive Officer and Director of the general partners of Western Midstream Operating LP (formerly Western Gas Partners LP) and Western Midstream Partners LP (formerly Western Gas Equity Partners LP) from January 2019 to August 2019, and as President and Director of the general partners from November 2018 to January 2019. She also served as Senior Vice President, Midstream of Anadarko Petroleum Corporation (“Anadarko”) from November 2018 to August 2019. Prior to these positions, Ms. Fielder served in positions of increasing responsibility at Anadarko, including Vice President, Investor Relations from September 2016 to November 2018, Midstream Corporate Planning Manager from December 2015 to September 2016, Director, Investor Relations from June 2014 to December 2015 and General Manager, Carthage/North Louisiana from June 2013 to June 2014. Prior to serving in these roles, she held various exploration and operations engineering positions at Anadarko in both the U.S. onshore and the deepwater Gulf of Mexico. Ms. Fielder holds a Bachelor of Science in petroleum engineering from Texas A&M University and is a registered Professional Engineer in the state of Texas and a member of the Society of Petroleum Engineers.

Pursuant to the terms of Ms. Fielder’s offer letter, she will be entitled to participate in Chevron Corporation’s compensation programs and, in conjunction therewith, will receive, effective October 5, 2020:

•	an annual base salary of $415,000;

•	an incentive bonus range of 45%-75% of her annual base salary based on individual performance (effective January 1, 2021);

•

a long-term incentive program (“LTIP”) target opportunity of 145% of her salary grade mid-point, with her 2021 and 2022 LTIP awards to be made at 203% of her salary grade mid-point (effective January 1, 2021); and

•	a $200,000 sign-on bonus.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document Description

99.1	Press Release dated October 5, 2020.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE MIDSTREAM PARTNERS LP

	By:	Noble Midstream GP, LLC, Its General Partner

Date: October 5, 2020	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
General Counsel and Secretary